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                                                                    EXHIBIT 16.1


                          PRICEWATERHOUSECOOPERS LLP
                            One Post Office Square
                               Boston, MA 02109
                           Telephone (617) 478-5000
                           Facsimile (617) 478-3900


February 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Digitas Inc. which we understand will be filed with the Commission, pursuant to Item 304 of Regulation S-K, as part of the Company's Registration Statement on Form S-1. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

PricewaterhouseCoopers LLP